Exhibit 23 - Consent of Experts


         G. BRAD BECKSTEAD
         -----------------
         Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                          702.257.1984
                                                          702.362.0540 (fax)

January 23, 2002

Board of Directors
Nuclear Solutions, Inc.
1530 E. Commercial St., Ste. 109
Meridian, ID 83642

Re:      Nuclear Solutions, Inc., formerly
         Stock Watch Man, Inc. Registration
         Statement on Form S-8
         (the "Registration Statement")

Gentlemen:

The firm of G. Brad Beckstead, C.P.A., consents to the inclusion of its Report of Financial Statements of Stock Watch Man, Inc. as of December 31, 2000 and to all references in this firm included in the Form 10-KSB for the period ending December 31, 2000 incorporated by reference in the Form S-8 Registration Statement of Nuclear Solutions, Inc. This consent includes our reviews of quarterly reports on the filed Forms 10-QSB for the interim periods ending March 31, 2001, June 30, 2001 and September 30, 2001.



 /s/ G. Brad Beckstead
--------------------------
G. Brad Beckstead

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